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                                                                      Exhibit 23
                                                                      ------- --


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of United Natural Foods, Inc. of our report dated March 14, 1997 with respect to the December 31, 1996 combined financial statements of Stow Mills, Inc. and subsidiary and Hendrickson Partners included in the Proxy Statement dated October 15, 1997 of United Natural Foods, Inc. It should be noted that we have not audited any financial statements of the combined entities subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.



                                      /s/  ARTHUR ANDERSEN LLP


Boston, Massachusetts
October 31, 1997